Oppenheimer Revenue Weighted ETF Trust

DISTRIBUTION AGREEMENT

EXHIBIT A

Oppenheimer Large Cap Revenue ETF
Oppenheimer Mid Cap Revenue ETF
Oppenheimer Small Cap Revenue ETF
Oppenheimer Financials Sector Revenue ETF
Oppenheimer Ultra Dividend Revenue ETF
Oppenheimer Consumer Discretionary Sector Revenue ETF
Oppenheimer Consumer Staples Sector Revenue ETF
Oppenheimer Emerging Markets Revenue ETF
Oppenheimer Energy Sector Revenue ETF Oppenheimer Global Revenue ETF
Oppenheimer Health Care Sector Revenue ETF
Oppenheimer Industrials Sector Revenue ETF
Oppenheimer Information Technology Sector Revenue ETF Oppenheimer International Revenue ETF
Oppenheimer Materials Sector Revenue ETF
Oppenheimer Utilities Sector Revenue ETF
Oppenheimer ESG Revenue ETF
Oppenheimer Global ESG Revenue ETF

Oppenheimer Russell 2000 Dynamic Multifactor ETF
Oppenheimer Russell 1000 Momentum Factor ETF
Oppenheimer Russell 1000 Value Factor ETF
Oppenheimer Russell 1000 Low Volatility Factor ETF
Oppenheimer Russell 1000 Size Factor ETF
Oppenheimer Russell 1000 Quality Factor ETF
Oppenheimer Russell 1000 Yield Factor ETF
Oppenheimer Russell 1000 Dynamic Multifactor ETF